Registration No. 333-111614

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BERKSHIRE HATHAWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0813844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3555 Farnam Street

Omaha, Nebraska 68131

(Address of Principal Executive Offices)

Clayton Homes, Inc. 401(k) Retirement Plan

(Full title of the plan)

Charles C. Chang

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(Name and address of agent for service)

(402) 346-1400

(Telephone number, including area code, of agent for service)

Copy To:

Jennifer M. Broder, Esq.

Baker & McKenzie LLP

10250 Constellation Blvd.

Los Angeles, California 90067

(310) 201-4728

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Berkshire Hathaway Inc. (“Registrant”) filed the following registration statement with the U.S. Securities and Exchange Commission (“Commission”):

1.	Registration Statement No. 333-111614, registering 600,000 shares of Class B Common Stock, $0.0033 par value, of the Registrant (the “Shares”), filed on December 30, 2003, as amended by Post-Effective Amendment No. 1 thereto, filed on January 28, 2010, and issuable under the Clayton Homes, Inc. 401(k) Retirement Plan (the “Plan”).

Shares are no longer being offered to participants in the Plan. Pursuant to the undertaking in Item 9 of Registration Statement No. 333-111614, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 2, any registered Shares that were unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, Nebraska, on June 22, 2026.

BERKSHIRE HATHAWAY INC.

/s/ Charles C. Chang
Charles C. Chang
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Gregory E. Abel Gregory E. Abel	Chief Executive Officer and Director (principal executive officer)	June 22, 2026

/s/ Charles C. Chang Charles C. Chang	Senior Vice President and Chief Financial Officer (principal financial officer)	June 22, 2026

/s/ Daniel J. Jaksich Daniel J. Jaksich	Vice President and Controller (principal accounting officer)	June 22, 2026

/s/ Susan A. Buffett Susan A. Buffett	Director	June 22, 2026

/s/ Warren E. Buffett Warren E. Buffett	Chairman of the Board of Directors	June 22, 2026

/s/ Stephen B. Burke Stephen B. Burke	Director	June 22, 2026

/s/ Susan L. Decker Susan L. Decker	Director	June 22, 2026

/s/ Wallace R. Weitz Wallace R. Weitz	Director	June 22, 2026

/s/ Meryl B. Witmer Meryl B. Witmer	Director	June 22, 2026